Exhibit 4.7

            SECURITY AGREEMENT dated as of the 31st day of January, 2000, among MILESTONE SCIENTIFIC INC., a Delaware corporation (the "Borrower"), each of the Lenders named on the signature page hereof ( each a "Lender" and collectively the "Lenders"), and the agent for the Lenders named on the signature page hereof.

            WHEREAS, simultaneously with the execution and delivery hereof, the Borrower and each of the Lenders have entered into a Purchase Agreement (the "Purchase Agreement") under which the Lenders have lent Borrower an aggregate of $700,000 evidenced by Promissory Notes (the "Notes"); and,

            WHEREAS, Borrower has agreed to grant the Lenders a security interest in certain collateral securing the Notes.

            NOW, THEREFORE, in consideration of the mutual covenants made herein and other good and valuable consideration, the Borrower and the Lenders hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            1.1 The term "Agent" means the agent for the Lenders appointed as set forth in Section 5.8 hereof or any successor agent thereto.

            1.2 The term "Agreement" means and includes this Security Agreement, any concurrent or subsequent rider hereto and any extensions, supplements, amendments, modifications or replacements to this Security Agreement and any such rider.

            1.3 The term "Collateral" means all of the raw material, work-in-process and finished goods inventories of Borrower, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all accounts receivable or monies generated on the sale of inventories to the extent of $77.00 per "Wand" Unit and any and all products and proceeds of the foregoing (including, without limitation, any claims of Borrower against third parties, for loss or damage to or destruction of any or all of the Collateral and insurance proceeds), now owned or hereafter acquired by Borrower, and any and all records, papers and instruments relating to the Collateral.

            1.4 The term "Loan Documents" as used in this Agreement shall mean this Agreement, the Notes, the Purchase Agreement, and all other documents which evidence, secure or guaranty repayment of the Loan or other obligations, or which are otherwise executed in connection therewith.

            1.5 The term "Obligations" as used in this Agreement means the Notes together with interest accrued thereon, including, without limitation, all interest, premiums, penalties and other sums, and all costs and expenses of the Lender which the Borrower is required to pay or reimburse pursuant to this Agreement or the other Loan Documents.

            1.6 Other capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Agreement.

                                    ARTICLE 2

                           GRANT OF SECURITY INTEREST

            2.1 As security for the prompt payment and performance of the Obligations in accordance with the terms and conditions of the Loan Documents, the Borrower hereby grants to the Lenders a security interest in, and a continuing lien upon, the Collateral and a right of set-off against the Borrower, and for purposes of this Agreement the Borrower hereby assign to the Lenders the Collateral, and agree that such security interest and right of set-off shall continue until all of the Obligations have been fully paid and performed. An amount equal to $77.00 out of the proceeds from the sale of each unit of "Wand" equipment unit (or the collection of an account receivable generated upon the sale of such units) shall be deposited by Borrower in a separate segregated account and shall be remitted to the Lenders as provided for in the Notes.

            2.2 Borrower has executed and delivered to the Agent on behalf of the Lenders and/or will execute and deliver to Agent on behalf of the Lenders at its request at any time and from time to time, in form and substance reasonably satisfactory to Lenders the following:

                  (a) Uniform Commercial Code financing statements naming the applicable Collateral as collateral and naming the Borrower as debtor, and the Lenders as secured parties;

                  (b) Any and all agreements, instruments or other documents as any Lender shall require, evidencing the Lenders' security interest in the Collateral;

                  (c) Such other instruments, financing statements, continuation statements, security agreements, assignments, affidavits, reports, notices, letters of authority and all other documents that the Lenders may reasonably request, in form and substance reasonably satisfactory to the Lenders, to perfect and maintain the perfection of the Lenders' security interest in the Collateral and in order fully to consummate all of the transactions contemplated under the Loan Documents. At any time and from time to time the Lenders shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it and take all such other actions Lender deems appropriate to perfect and maintain perfected the security interest granted in
Section 2.1 of this Agreement.

            2.3 In case of an Event of Default, in order to protect the Lenders from a loss of, or other adverse effect upon their interests in, the Collateral (whether direct or indirect), the Borrower hereby appoints the Agent as the Borrower's lawful attorney-in-fact, with limited power: (a) to endorse the Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Lenders' possession; (b) to sign the name of the Borrower on any financing statements, continuation statements, security agreements, letters of authority, notices or similar documents which must be executed, recorded and/or filed in order to perfect or maintain the continued perfection of the Lenders' security interest in the Collateral; (c) to demand, collect, receive payment of, receipt for and give discharges and releases of any of the Collateral; (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on any of the Collateral or to enforce any rights in respect thereof; (e) to initiate, settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to any of the Collateral; (f) to sell, transfer, assign, discount, negotiate or otherwise deal in all or any portion of the Collateral and generally to perform all other acts necessary or desirable to realize on, and obtain the benefits of, the Collateral and otherwise to carry out the intention of this Agreement, as fully and effectively as though the Lenders were the absolute owners thereof; and (g) to do all things necessary to carry out the provisions of this Agreement and to perfect and enforce the security interest of the Lenders in the Collateral. The Borrower hereby ratifies and approves all lawful acts of the limited power granted in this Section. This power, being coupled with an interest, is irrevocable until the Obligations have been fully and finally satisfied and upon such full and final satisfaction shall be revoked without any further action by the Borrower.

                                    ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

            3.1 The Borrower represents and warrants to the Lenders that:

                  (a) The Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to transact business in each state where the character of its properties or the nature of its business makes such qualification necessary. The Borrower has the power, authority, franchises and licenses (i) to own the Collateral and to carry on and conduct its business as presently conducted and (ii) to execute and deliver this Agreement and all other Loan Documents to which it is a party and to perform each of its obligations hereunder and thereunder. The execution, delivery and performance by the Borrower of this Agreement and the Loan Documents has been duly authorized by all requisite corporate action;

                  (b) Neither the execution or delivery of this Agreement or the Loan Documents, nor the consummation of the transactions contemplated hereby or thereby, nor the compliance with or performance of the terms and conditions of this Agreement or the Loan Documents (i) is prevented or limited by, conflicts with, or will result in the breach or violation of, or a default under the terms, conditions or provisions of (x) any mortgage, security agreement, lease, indenture, evidence of indebtedness, loan or financing agreement, partnership agreement, certificate of incorporation, by-laws or other agreement or instrument to which the Borrower is a party or by which it is bound or (y) any provision of law, any order of any court or administrative agency or any rule or regulation applicable to the Borrower or its business; (ii) requires any consent or approval of any of the stockholders of the Borrower; or (iii) will result in the creation or imposition of any lien, upon or with respect to any assets now owned or hereafter acquired by the Borrower, other than liens in favor of the Lenders which are contemplated by this Agreement and the Loan Documents. The Borrower is not in default under, or in violation of, any of its material obligations under any material contract, agreement or undertaking to which it is a party or by which it is bound;

                  (c) This Agreement and the other Loan Documents have been duly executed and delivered by, and are the legal, valid and binding obligations of, the Borrower, enforceable against it in accordance with their respective terms except as the same may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (d) The representations, statements and warranties of the Borrower set forth in this Agreement in all material respects (i) are true, correct and complete, (ii) do not contain any untrue statement of a material fact, and (iii) do not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading or incomplete. Borrower understands that all such statements, representations and warranties have been relied upon as an inducement by the Lenders to enter into the Loan Documents and the transactions contemplated thereby;

                  (e) Borrower has and will continue to have, except for the security interests granted hereby, good and marketable title to the Collateral owned by it or in its possession;

                  (f) The Collateral is free of all liens, security interests and encumbrances.;

                  (g) This Agreement has been given for value and is hereby declared to be irrevocable;

                  (h) The priority interest created in favor of the Lenders pursuant to this Agreement will constitute, upon proper filing of the UCCs and collateral assignment being given to the Lenders by the Borrower contemporaneously herein, a first priority perfected security interest in all Collateral, subject to no other security interest of any other person. Except for the financing statements in favor of the Lenders, no financing statement covering any of the Collateral or the proceeds thereof is on file in any public office or held by any Person.

                  (i) The chief and other places of business of the Borrower, the books and records relating to the Collateral, and the Collateral are located at 220 South Orange Avenue, Livingston, New Jersey, 07039, and the Borrower will not change any of the same without prior written notice to and consent of the Lenders, which consent shall not be unreasonably withheld;

                  (j) The Collateral is and will be used only in Borrower's business; and

                  (k) Borrower has made payments or deposits or otherwise provided for the payments, when due, of all taxes, assessments or contributions required by law which have been or may be levied or assessed against Borrower, whether with respect to any of the Collateral, to any wages or salaries paid by Borrower, or otherwise, and will deliver to the Lenders, on demand, certificates or other evidence satisfactory to the Lenders attesting thereto.

                                    ARTICLE 4

                            COVENANTS OF THE BORROWER

            4.1 The Borrower will keep or will cause to be kept in a safe place at its principal offices, at 220 South Orange Avenue, Livingston, New Jersey, 07039, proper and accurate books, records, ledgers, correspondence and other instruments related to, or connected with, the Collateral. All such books, records, ledgers, correspondence and other records shall be genuine, complete and correct at all times. The Lenders shall, at all reasonable times, and upon reasonable notice, have the right to inspect, audit, verify, check, make abstracts from such books and records, and upon reasonable request, Borrower shall deliver photocopies of requested portions thereof, and any correspondence and other papers pertaining to the Collateral.

            4.2 The Borrower at its own expense shall at all times take all steps necessary and prudent to preserve and protect the Collateral and the security interest of the Lenders in the Collateral, including, without limitation, the following:

                  (a) When necessary or desirable for the perfection or maintenance of the Lenders' security interest in the Collateral or when requested to do so by the Lenders, make, stamp or record such entries or legends on any of the Borrower's books and records relating to the Collateral as the Agent shall reasonably request from time to time;

                  (b) At the expense of the Borrower, defend the Collateral and defend and indemnify the Lenders against all claims, liens, security interests, demands and other encumbrances of third parties, at any time claiming an interest in the Collateral which is adverse to any security interest granted to the Lenders;

                  (c) Keep the Collateral free of all liens and encumbrances, except the security interest granted hereunder and those liens authorized hereunder;

                  (d) (i) Pay all taxes which are or may become a lien on the Collateral, promptly when due, and reimburse the Lenders on demand for any such reasonable expenses or taxes incurred by the Lenders in their sole discretion to protect their interests, including the expenses of removing any such liens and
(ii) pay or cause to be paid all liens, taxes, assessments and governmental charges levied, assessed, or imposed upon any of the Collateral when due;

                  (e) Insure the Collateral in the name of and with loss or damage payable to the Lenders, as its interest may appear, against loss or damage by fire and other hazards, and extended coverage, theft, burglary, bodily injury and such other risks, with such companies and in such amounts, as is reasonably required by the Lenders at any time (all such policies providing 30 days minimum written notice of cancellation to the Lenders), and the Borrower will deliver to the Agent the original or duplicate policies, or binding certificates or other evidence satisfactory to the Agent of compliance with the foregoing insurance provisions, and the Borrower will promptly notify the Agent of any loss or damage to any of the Collateral or arising from its use;

                  (f) Promptly notify the Agent of any claim, lien, security interest, right or other encumbrance arising out of or with respect to the Collateral or any substantial or material damage to any part of the Collateral; and

                  (g) Promptly upon request of the Agent, at any time, and from time to time, execute and deliver to the Agent one or more financing statements and other papers, documents or instruments as may be requested by the Agent.

            4.3 Borrower will not, without the prior written consent of the Agent, sell (except for sales of items of finished goods inventory in the ordinary course of the business), assign, pledge, exchange or dispose of any of the Collateral in any manner whatsoever or attempt to do any of the foregoing or agree to any modification, waiver or cancellation of, or substitution for, or any credit, adjustment or allowance on, any of the Collateral. In the event of any disposition of any of the Collateral, except for sales of finished goods in the ordinary course of business, the proceeds therefrom will remain Collateral hereunder. The receipt by the Lenders of all or any part of the proceeds of any sale, assignment, pledge exchange or disposition of any of the Collateral shall not be deemed or construed to be a consent by the Lenders to any such sale, assignment, pledge, exchange or other disposition.

            4.4 Borrower will make payment or deposit or otherwise provide for the payment, when due, of all taxes, assessments or contributions required by law which have been or may be levied or assessed against it with respect to any of the Collateral, and will deliver to the Lenders, on demand, certificates or other evidence satisfactory to the Lenders attesting thereto.

            4.5 Borrower will use the Collateral owned by it or in its possession for lawful purposes only, with all reasonable care and caution and in conformity with all applicable laws, ordinances and regulations. Borrower will not use the Collateral in any way that will void or impair any insurance required to be carried in connection therewith.

            4.6 Borrower will, at its expense, perform all acts and execute all documents requested by the Agent at any time to evidence, perfect, maintain and enforce the Lenders' security interest in the Collateral or otherwise in furtherance of the provisions of this Agreement.

            4.7 Borrower hereby assumes all responsibility and liability arising from its use of its Collateral.

            4.8 Borrower hereby agrees that Agent, may, in its discretion, for the account and expense of Borrower, pay any amount or do any act required of the Borrower hereunder or requested by the Lenders to preserve, protect, maintain or enforce the Obligations, the Collateral or the security interest granted herein, and which the Borrower fails to do or pay, and any such payment shall be deemed a part of the Obligations of the Borrower hereunder payable on demand.

            4.9 Borrower will promptly pay the Agent or the Lenders for any and all sums, costs, and expenses which the Agent or the Lenders may pay or incur pursuant to the provisions of this Agreement or in defending, protecting or enforcing the security interest granted herein or in enforcing payment of the Obligations, or otherwise, in connection with the provisions hereof, including but not limited to all court costs, collection charges, travel, and reasonable attorney's fees, all of which, shall be part of the Obligations and be payable on demand.

            4.10 At any time the Agent, on behalf of the Lenders, may assign, transfer and deliver to any transferee of any of the Obligations, any or all of the Collateral, whereupon the Lenders shall be fully discharged from all responsibility and the transferee shall be vested with all powers and rights of the Lenders hereunder with respect thereto, but the Lenders shall retain all rights and powers with respect to any Collateral not assigned, transferred or delivered.

            4.11 None of the Collateral shall at any time or times be stored with a bailee without the prior written consent of the Lenders.

            4.12 Borrower will, from time to time, promptly upon the Agent's request, deliver to the Agent any and all evidence of ownership of, certificates of title, or other documents evidencing any interest in, any and all of the Collateral.

            4.13 Borrower hereby authorizes the Agent to execute and file at any time or times one or more financing statements with respect to all or any part of the Collateral, signed only by the Agent.

                                    ARTICLE 5

                      DEFAULT: LENDERS' RIGHTS AND REMEDIES

            5.1 Any one or more of the following events shall constitute an Event of Default hereunder of Borrower:

                  (a) if any payment of any principal due on the Notes shall not be paid when due (whether by scheduled maturity, required prepayment, acceleration or otherwise) or if any payment of any of the Obligations (other than the principal on the Notes), shall not be paid within three (3) days after the due date thereof;

                  (b) if Borrower shall default in the performance or observance of any other covenant, agreement or condition (other than such referred to in Section 5.1(a) hereof or Sections 4.2 or 4.3 hereof) set forth herein for ten
(10) days or if Borrower shall default in the performance or observance of its agreements as set forth in Section 4.2 or 4.3 hereof;

                  (c) if (i) any representation or warranty made by Borrower herein or (ii) any certificate, financial statement, report or opinion delivered pursuant hereto or, shall prove to have been false, incorrect or misleading in any material respect on the date as of which made;

                  (d) if the Borrower makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, generally fails to pay its debts as they become due, files a voluntary petition under the Federal Bankruptcy Code (as now or hereafter in effect), is adjudicated bankrupt or insolvent, files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any present or future statute, law or regulation of any jurisdiction, petitions or applies to any tribunal for any custodian, trustee, receiver, liquidator or fiscal agent for all or a substantial part of its properties, or there is commenced against the Borrower such case or proceeding which is not dismissed within sixty (60) days, or the Borrower files any answer admitting or not contesting the material allegations of a petition filed against it in any such case or proceeding, or seeks, approves, consents to or acquiesces in, any such case or proceeding or in the appointment of any custodian, trustee, receiver, liquidator or fiscal agent of the Borrower for all or a substantial part of its property or the board of directors of the Borrower or such Borrower shall take any action looking to its dissolution or liquidation;

                  (e) if any judgment against a Guarantor or any attachment, execution, levy or restraining notice against its property remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty
(30) days;

                  (f) if Borrower shall default in any payment of principal or interest on any material obligation for money borrowed (other than the Obligations) or if any other default under any agreement under which any such obligation is created or under any instrument securing or evidencing such obligation, shall have occurred, if the effect of such other default is to cause, or permit the holder of such obligation to cause, such obligation to become due prior to its stated maturity;

                  (g) if at any time the Lenders' security interest in the Collateral is impaired or invalidated, or does not constitute a first priority perfected security interest;

                  (h) if the validity or enforceability of this Agreement, any financing statement or any of the Loan Documents is contested or if Borrower denies liability hereunder or thereunder;

                  (i) in the event of any loss, theft, substantial damage to or destruction of any of the Collateral not substantially covered by insurance, or the making or filing of any lien, levy, or execution on, or seizure, attachment of or garnishment of, any of the Collateral; or

                  (j) there shall be any event or litigation pending or overtly threatened other than as previously described in Borrower's Quarterly Report on Form 10-QSB for the quarter ended

September 30, 1999 which has or in Lenders' good faith opinion could reasonably have a material adverse effect on Borrower's results of operations or tangible assets.

            5.2 Upon the occurrence of any Event of Default all of the Obligations shall forthwith automatically be immediately due and payable, and the Agent shall have all the rights and remedies set forth below in Subsection 5.2(a) through (h) and the Agent may, without further notice or demand and at the expense of the Borrower, in addition to any one or more of the actions set forth herein, take any one or more of the following actions:

                  (a) Declare any or all of the Obligations to be immediately due and payable without presentment, demand, protest, or notice of any kind, all of which are expressly waived, notwithstanding anything to the contrary contained in any instrument evidencing any of the Obligations;

                  (b) Without notice to or demand upon Borrower, exercise the Lenders' right of set-off in and to any and all Collateral;

                  (c) Without notice to or demand upon Borrower, perform such acts as the Lenders consider necessary or reasonable to protect its security interest in the Collateral;

                  (d) Demand, sue for, collect and give acquittance for any and all monies due or to become due upon the Collateral; compromise, prosecute, or defend any action, claim or proceeding with respect thereto; do any and all things necessary and proper to carry out the purpose herein contemplated; and exercise any remedies of a secured creditor under the Uniform Commercial Code as in effect in the applicable jurisdictions or any other applicable law (including the giving of any notice that may be required pursuant to the Uniform Commercial Code as in effect in the applicable jurisdictions or any other applicable law, at the time of the exercise by the Lenders of any of its remedies hereunder).

                  (e) Receive, endorse, assign or deliver, in its own name or the name of the Borrower, any and all checks, drafts and other instruments for the payment of money relating to or constituting part of the Collateral, and any invoice, freight or express bill, bill of lading, storage or warehouse receipt, assignment, verification or notice, and Borrower hereby waives notice of presentment, protest and nonpayment of any instrument so endorsed. Borrower hereby authorizes Agent to affix Borrower's endorsement to any instrument for the payment of money and any collecting bank is hereby authorized to consider such endorsement to be sufficient, valid and effective without duty of inquiry or responsibility as to such matters. The Agent and the Lenders shall not be responsible or liable for any loss of all or any part of the Collateral. The Lenders shall not, under any circumstances, have any liability for any error or omission made in the settlement, collection or payment or other disposition of any or all of the Collateral or of any instrument received in payment therefor. The costs of collection, sale or other disposition, notification and enforcement, including but not limited to, reasonable counsel fees and disbursements, shall be borne solely by, or reimbursable to the Lenders by, Borrower;

                  (f) Notify or require the Borrower to notify any and all account debtors or parties against which Borrower has a claim that the Receivables have been assigned to the Lenders and that the Lenders have a security interest therein and that all payments should be made to the Lenders; send requests for verification to account debtors; notify post office authorities to change the address for delivery of mail to the Borrower to an address designated by the Lenders, and to receive, open, and dispose of all such mail;

                  (g) With or without judicial process or the aid and assistance of others, enter upon any premises in which any of the Collateral may be located and, without resistance or interference by the Borrower, take possession of any and all of the Collateral; and/or dispose of any part or all the Collateral at any place and time designated by the Agent which is reasonably convenient to the intended parties; and/or remove any part or all of the Collateral from any premises on which any part may be located for the purpose of effecting sale or other disposition thereof. Borrower will, at Agent's request, assemble the Collateral and make it available to Lender for the purpose of Lender's taking possession or removing or putting the Collateral in saleable form; or

                  (h) With or without taking possession, sell or cause to be sold, in a commercially reasonable manner upon five days written notice of such sale (specifying the time and place of such sale) to the Borrower, in one or more sales, at such price as the Agent may deem adequate, and for cash or on credit or for future delivery, with or without assumption of any credit risk, all or any portion of the Collateral, at public or private sale, without demand or performance or notice of intention to sell or of time or place of sale (except such notice as may be required by applicable statute and cannot be waived), and any Lender may be the purchaser of all or any portion of the Collateral so sold. The purchaser(s) at any such sale shall thereafter hold the same absolutely, free from any claim or right of whatever kind, including any equity of redemption, of the Borrower, any such demand, notice, claim, right or equity being hereby expressly waived and released. The Agent and the Lenders shall not under any circumstances incur any liability as a result of the sale of the Collateral or any part thereof, at any sale conducted in accordance with the foregoing. If any of the Collateral is sold by the Lender upon credit or for future delivery, the Agent and the Lenders shall not be liable for the failure of the purchaser to pay for same and in such event the Agent may resell such Collateral. The Borrower hereby waives any claims against the Agent and the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at any private sale was less than the price which might have been obtained at a public sale or was less than the then total unpaid Obligations so long as such sale was conducted in a commercially reasonable manner.

            5.3 All payments received after a default in this payment of the obligation shall be applied as follows:

                  (a) First: to the payment of all fees, costs and expenses incurred by the Agent or the Lenders as a result of or in connection with the exercise of the remedies set forth herein;

                  (b) Second: to the payment in full of the Obligations; and

                  (c) Third: the balance, if any, of such proceeds remaining after payment in full of the foregoing items, to the Borrower or as a court of competent jurisdiction may otherwise direct. If the amount of the proceeds received from the sale or other disposition of the Collateral shall be insufficient to satisfy in full the amounts referred to in paragraphs (a) and
(b) above, the Borrower shall remain and be liable for any such deficiency.

            5.4 Borrower shall pay all costs and expenses, including reasonable attorneys fees and disbursements incurred in connection with the Lenders' enforcement and exercise of any of their rights and remedies as herein provided, whether or not suit is commenced by the Lenders.

            5.5 Upon the default in the payment of an Obligation, the Agent and/or its agents may immediately take possession of all documentation, records, and files relating to the Collateral wherever they may be found, or require the Borrower to assemble such documentation, records and files and make them available to the Lender at a place designated by the Agent which is reasonably convenient to the Borrower and the Agent.

            5.6 (a) No remedy conferred upon or reserved to the Agent or Lenders hereunder is or shall be deemed to be exclusive of any other available remedy or remedies. Each such remedy shall be distinct, separate and cumulative, shall not be deemed to be inconsistent with or in exclusion of any other available remedy, may be exercised in the discretion of the Lenders at any time (provided that it is not the intention of the parties hereto to waive any applicable statute of limitations as in effect from time to time), in any manner, and in any order, and shall be in addition to and separate and distinct from every other remedy given the Lenders hereunder, or any other security interest given to the Lenders, by the Borrower with respect to the Collateral, or now or hereafter existing in favor of the Lenders, at law or in equity or by statute. Without limiting the generality of the foregoing, the Lenders shall have the right to exercise any available remedy to recover any amount due and payable hereunder without regard to whether any other amount is due and payable, and without prejudice to the Lenders to exercise any available remedy for other Events of Default existing at the time the earlier action was commenced. Lenders shall, however, be under no duty or obligation whatsoever to take any action to preserve any rights of or against any other parties in connection with the Collateral or to take any action to protect or preserve the Collateral or any rights of the Borrower therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.

                  (b) Any delay, omission or failure by the Lenders to insist upon the strict performance by the Borrower of any of the covenants, conditions and agreements herein set forth or to exercise any right or remedy available to it upon the occurrence of a default in the payment of the Obligations, shall not impair any such right or remedy or be considered or taken as a waiver or relinquishment for the future right to insist upon and to enforce, by injunction or other appropriate legal or equitable remedy, strict compliance by the Borrower with all of the covenants, conditions and agreements, under the Loan Documents or otherwise, or of the right to exercise any such rights or remedies if such default by the Borrower be continued or repeated.

            5.7 Upon the occurrence and during the continuance of an Event of Default, at the option of the Agent, Borrower's right to make collections on and receive proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all proceeds and collections then held or thereafter received on or on account of the Collateral will be held or received by Borrower in trust for the Lenders and immediately delivered to the Agent.

            5.8 Appointment of Agent. The Lenders hereby appoint Cumberland Associates LLC ("Cumberland") to serve, at the expense of the Borrower, as the Agent to act on behalf of the Lenders hereunder, and Cumberland hereby accepts such appointment; provided, however, that Cumberland shall have the right, in its sole discretion, to resign from serving as Agent and to appoint a successor Agent at any time or from time to time to act on behalf of all of the Lenders at the Borrower's expense. Each of the Lenders hereby acknowledges and agrees that, in addition to serving as Agent hereunder, Cumberland is a Lender in connection with the transactions contemplated in the Loan Documents and is the owner of an equity interest in the Borrower and, as such, Cumberland shall have the right to act in such a manner as to protect its own interests without breaching any duty it may have to the other Lenders. The Lenders hereby waive the right to assert any claims against Cumberland due to any conflict of interest or any other matter in connection with its serving as, or appointing a successor as, Agent hereunder. The Lenders hereby further agree that Cumberland shall not, under any circumstances or in any event whatsoever, have any liability for any actions it shall take, or failure or delay in taking action, in connection with serving as, or appointing a successor as, Agent hereunder provided that Cumberland shall not have acted in bad faith.

                                    ARTICLE 6

                                     NOTICES

            6.1 All notices, certificates or other communications permitted or required hereunder shall be conclusively deemed to have been received and shall be effective on the day on which delivered by hand or telecopier to the respective address set forth for each party on the signature page(s) hereof or if sent by registered or certified mail, return receipt requested, postage prepaid, on the third Business Day after the day on which mailed, addressed to the Borrower or the Lenders, as the case may be, at such address, or if sent by overnight courier to the Lenders or the Borrower, as the case may be, the next business day after being sent by overnight courier. Any party, by notice given hereunder, may designate a further or different name or address to which subsequent notices, certificates or communications shall be sent.

                                    ARTICLE 7

                                  MISCELLANEOUS

            7.1 THE BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS SECURITY AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ITS RIGHTS TO NOTICE AND HEARING AS ALLOWED UNDER NEW YORK LAW, OR OTHERWISE UNDER ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE LENDER MAY DESIRE TO USE.

            7.2 The Borrower waives presentment, demand notice, protest, notice of acceptance of this Security Agreement, the Loan Documents and the Note, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.

            7.3 Neither the Agent nor the Lenders shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the liquidation of or realization upon any of the Collateral, including any instrument received in payment thereof, or any damage resulting therefrom. The Borrower shall indemnify and hold harmless the Agent and the Lenders against any claim, loss or damage arising out of the liquidation of or realization upon any of the Collateral, including any instrument received in payment thereof.

            7.4 The Borrower hereby waives the right to assert a counterclaim in any action or proceeding brought against it by the Agent or the Lenders and waives trial by jury in any action or proceeding brought by any party hereto against the other or in any counterclaim asserted by the Lenders against the Borrower, or in any matters whatsoever arising out of or in any way connected with this Agreement, the Loan Documents or any agreement related thereto.

            7.5 With respect to any claim or action arising under this Agreement The Borrower hereby (a) irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, and (b) irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. Nothing in this Agreement will be deemed to preclude the Lender from bringing an action or proceeding in respect hereof in any other jurisdiction.

            7.6 This Agreement evidences the entire agreement between the Borrower and the Lenders with respect to the subject matter hereof. No waiver, modification or addition to any of the terms hereof shall be deemed effective unless made in writing, signed by each of the parties hereto. All rights and obligations of the Borrower and the Lenders shall be governed by, construed under and enforced in accordance with the laws of the State of New York.

            7.7 This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties.

            7.8 This Agreement may be executed in any number of counterparts, all of which, when taken together, shall be deemed for all purposes to constitute one agreement.

            7.9 Any provision of this Agreement which is prohibited by, or unlawful or unenforceable under, any applicable law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first hereinabove written.


                                    BORROWER:
                                    MILESTONE SCIENTIFIC INC.
                                     A Delaware Corporation

                                    By:_____________________________________
                                          Leonard Osser, Chairman and
                                          Chief Executive Officer

                                    Address for notices:
                                    220 South Orange Avenue
                                    Livingston, New Jersey 07039


                                    AGENT:

                                    CUMBERLAND ASSOCIATES LLC

                                    By:______________________________________

                                    1114 Avenue of the Americas
                                    New York, NY 10036


                                    LENDERS

                                    ___________________________________________
                                          K. TUCKER ANDERSEN

                                    ___________________________________________
                                    CUMBERLAND PARTNERS
                                    by Cumberland Associates LLC, as its
                                    investment advisor

                                    By:_________________________________________


                                    LONGVIEW PARTNERS
                                    by Cumberland Associates LLC, as its
                                    investment advisor

                                    By: ________________________________________


                                    LONGVIEW PARTNERS B, L.P.
                                    by Cumberland Associates LLC, as its
                                    investment advisor

                                    By:_________________________________________


                                    LONGVIEW PARTNERS C, L.P.
                                    by Cumberland Associates LLC, as its
                                    investment advisor

                                    By:_________________________________________


                                    MORSE, ZELNICK, ROSE & LANDER

                                    ___________________________________________
                                    By: Stephen A. Zelnick

                                    450 Park Avenue
                                    New York, NY 10022

                                    ___________________________________________
                                          LEONARD OSSER

                                          c/o Milestone Scientific Inc.

                                          220 South Orange Avenue
                                          Livingston, New Jersey 07039

                                    ___________________________________________
                                          MITCHELL KUHN

                                          c/o Milestone Scientific Inc.
                                          220 South Orange Avenue
                                          Livingston, New Jersey 07039


                                    STRATEGIC RESTRUCTURING PARTNERSHIP LP

                                    By:________________________________________
                                          Richard Haydon

                                          1114 Avenue of the Americas
                                          New York, NY 10036


                                    DANIEL BURACK

                                    By:________________________________________
                                          Daniel Burack

                                          Osborne Road
                                          Harrison, NY 10528

                                    DAVID BIRKENRUTH

                                    By:________________________________________
                                          David Birkenruth

                                          28 Outrigger St., Apt. 5
                                          Marine-del-Rey, CA 90292


                                    EDWARD SCHWARZ and SARAH JANE JELIN

                                    By:_________________________________________
                                          Edward Schwarz

                                    and By:_____________________________________
                                           Sarah Jane Jelin

                                           4 Halsey Place
                                           South Orange, NJ 07079


                                    JAY NELSON

                                    By:_________________________________________
                                           Jay Nelson

                                           1928 Highland Oaks Boulevard
                                           Lutz, FL 33549


                                    KEITH MICHAEL JEREB

                                    By:_________________________________________
                                          Keith Michael Jereb

                                          5524 Alexandria Drive
                                          Lake In The hills, IL 60102


                                    TRICOR SYSTEMS INCORPORATED

                                    By:_________________________________________
                                          Jack Jereb

                                          1650 Todd Farm Drive
                                          Elgin, IL 60123